LOAN AGREEMENT

This Loan Agreement made and entered into this 5th day of May, 2003 (the "Effective Date") by and between Thelma Gault, an individual, ("Thelma Gault") whose address is 91 Shelby Street, Eminence, Kentucky 40019, and The Guitammer Company, an Ohio Corporation ("Guitammer"), whose address is P.O. Box 82, Westerville, Ohio 43086.

RECITALS

WHEREAS, Thelma Gault intends to loan Guitammer money (the "Loan") at an eight percent (8%) annual interest rate, not to exceed EIGHT HUNDRED THOUSAND DOLLARS ($800,000.00), and pursuant to the terms and conditions set forth below; and

WHEREAS, Guitammer desires to incur the Loan pursuant to the terms and conditions set forth below,

NOW, THEREFORE, for and in consideration of the premises described above and the mutual promises contained herein, the parties hereto hereby agree as follows:

1. Loan.

A. Amount. Thelma Gault agrees, on the terms and conditions of this Agreement, to make loans (individually a "Loan" and, collectively the "Loans") to Guitammer in an aggregate principal amount at any one time outstanding up to but not exceeding EIGHT HUNDRED THOUSAND DOLLARS ($800,000.00). Within such limit, Guitammer may borrow, repay, and re-borrow at any time or from time to time commencing on the date of this Agreement and ending on or before five (5) years from the date of this Agreement. The obligation of Thelma Gault to make Loans up to but not exceeding EIGHT HUNDRED THOUSAND DOLLARS ($800,000.00) at any one time is called her "Commitment".

B. Notice of Borrowing. Guitammer shall give Thelma Gault at least three (3) business day's written notice (effective upon receipt) specifying the amount and date of each borrowing under this Section 1 for any amount not to exceed ONE HUNDRED THOUSAND DOLLARS ($100,000.00). For any amount in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), Guitammer shall give Thelma Gault at least fifteen (15) business days' written notice specifying the amount and date of any such borrowing.

C. Promissory Note. Each Loan made hereunder shall be reflected by the Note of Guitammer, in substantially the form of Exhibit A hereto, with appropriate insertions, dated the date of each Loan, reflecting all draws and repayments, all of which shall be

payable to Thelma Gault as set forth in the Note. This Note shall be secured by the security interest granted by Guitammer in its assets as set out in Section 6 below.

2. **Manner of Borrowing.**

On the date specified for each Loan, Thelma Gault shall deliver funds by a check or wire transfer at which time the appropriate notation shall be made on the Note indicating the amount of the Loan. Prior to or concurrently with the initial Loan hereunder, Guitammer shall certify to Thelma Gault the officer or officers of Guitammer authorized to sign the Note and Thelma Gault may conclusively rely on such certification until she shall receive notice in writing to the contrary.

3. **Purpose of the Loan.**

Guitammer agrees that any and all money it borrows from Thelma Gault will be used exclusively for the normal operating and business expenses of Guitammer.

4. **Conditions of Lending.**

A. Initial Loan. The obligation of Thelma Gault to make the initial Loan is subject to the following conditions:

1. Thelma Gault shall have received a copy of all corporate action taken by Guitammer to authorize the execution, delivery, and performance of this Agreement and the Note and the borrowing by it hereunder, and such other papers as Thelma Gault shall reasonably require.

2. Thelma Gault shall have received an accurate set of financial statements of Guitammer including income statement and balance sheet dated as of the most recent calendar quarter reasonably available ending prior to the date of such Loan.

B. Each Loan. The obligation of Thelma Gault to make each Loan thereafter is subject to (a) Guitammer having provided her with quarterly financial statements of Guitammer dated as of the most recent calendar quarter reasonably available immediately preceding the date of request for such Loan and (b) Guitammer not being delinquent in any interest payment obligations hereunder.

5. **Covenants.**

So long as the commitment of Thelma Gault shall be outstanding and until the payment in full of the Note and performance of all other obligations of Guitammer

hereunder, Guitammer agrees, that, unless Thelma Gault shall otherwise consent in writing:

A. Furnish Financial Statements. Guitammer will furnish Thelma Gault:

1. Within thirty (30) days after the end of each fiscal year of Guitammer, copies of income statements and balance sheets of Guitammer, as of the close of the fiscal year.

2. Within thirty (30) days after the end of the first three quarters of each fiscal year of Guitammer copies of income statements and balance sheets of Guitammer for the period from the beginning of the fiscal year to the end of such quarter.

All financial statements delivered hereunder shall be prepared on the basis of other comprehensive basis of accounting.

B. Liens. Guitammer will not create, incur, or suffer any lien, mortgage, pledge, or other encumbrance on, or security interest in, any of its properties, assets, receivables, now owned or hereafter acquired, securing any indebtedness or obligation without the consent of Thelma Gault in writing, which consent shall not be unreasonably withheld, or as may otherwise be authorized under Section 6 regarding financing of product orders in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000.00).

6. **Lien; Security Interest.**

In connection with the first disbursement under this Agreement, Guitammer agrees to apply proceeds from such disbursement to pay off any and all loans or lines of credit which in any way impose a lien or other encumbrance on any of its assets, including, but not limited to, Guitammer's loan and/or line of credit with Key Bank. Guitammer hereby grants to Thelma Gault a security interest on all of the assets of Guitammer now owned or hereafter acquired, including real estate and structures, if any, the "Guitammer" and "Buttkicker" names and trademarks and associated intellectual property including, but not limited to trademarks, patents, copyrights, know how, unpatented inventions, trade secrets, drawings, etc.; provided, however, that all trademarks, patents, copyrights, know how, unpatented inventions, trade secrets, drawings, etc. related to the Hammer-Jammer product are specifically excluded from the lien under this Agreement. Furthermore, Guitammer agrees to take such action as may be necessary to enable Thelma Gault to perfect her security interest in such assets and Guitammer consents to the execution and filing on its behalf of all financing statements and other documents and filings necessary to perfect Thelma Gault's security interest in these assets.

In addition, if from time to time Guitammer receives a product order in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), then at the request of Guitammer, Thelma Gault shall agree to either (i) separately finance such product order on commercially reasonable terms, or (ii) subordinate her lien on the specific Guitammer account receivable related to such order to a lien in favor of a third party so that Guitammer may factor or otherwise finance such product orders.

7. **Representations.**

Guitammer hereby represents to Thelma Gault that:

A. Corporate Existence and Power. Guitammer is a corporation duly incorporated validly existing, in good standing under the laws of the State of Ohio and has corporate power to make this Agreement and borrow hereunder.

B. Corporate Authority. The making and performance by Guitammer of this Agreement and the Note have been duly authorized by all necessary corporate action and will not violate any provision of law or its charter or by-laws, or result in the breach of or constitute a default or require any consent pursuant to any agreement to which Guitammer is a party or by which Guitammer or its property may be bound or affected.

C. Financial Condition. The balance sheets and statements of income and retained earnings of Guitammer, heretofore furnished, are complete and correct and fairly represent the financial condition of Guitammer and the results of operations for the periods ending on said dates. Guitammer has no material contingent obligations, liabilities or taxes, long term leases, or unusual forward or long term commitments not disclosed by, or reserved against it, in said balance sheets. Since the date of the latest of said statements there has no material adverse change in the financial condition of Guitammer from that set forth in said balance sheets as at that date.

D. Litigation. Other than the matter of Kicker (Stillwater Designs) which has been fully disclosed to Thelma Gault, there are no suits or proceedings pending, or to the knowledge of Guitammer affecting Guitammer which, if adversely determined, would have a material adverse affect on the financial condition of Guitammer and there are no proceedings by or before any governmental authority pending or, to the knowledge of Guitammer, threatened, against Guitammer.

8. **Defaults.**

A. Default of Guitammer.

If any of the following events shall occur and shall not have been remedied:

1. Any representation or warranty made by Guitammer in this Agreement or in any request or certificate of Guitammer furnished to Thelma Gault shall prove to have been incorrect in any material respect; or

2. Guitammer shall violate any covenant contained in Section 5;

3. Guitammer shall be in default in any payment, when due, of any principal of or interest on the Loan or Note for the time period set out in the Note and described in Section 1 C above.

4. Guitammer shall have failed to cure any default within thirty (30) days after notice of default in the performance of any obligation to be performed under it under this Loan Agreement, for the Note or any other obligation to be performed by it contained herein; or

5. Any substantial change in the control of Guitammer resulting from changes in management personnel without Thelma Gault's written consent such consent which shall not be unreasonably withheld in the case where a qualified replacement for Mark Luden has been selected by Guitammer's Board of Directors. However, consent of Thelma Gault shall not be required in the case of the voluntary retirement of Marvin Clamme or Ken McCaw or the death or permanent disability of Marvin Clamme, Ken McCaw or Mark Luden; or

6. Guitammer ceases doing business as going concern, or if a petition in bankruptcy, arrangement for the benefit of creditors, insolvency or reorganization is filed by or against Guitammer.

Then, and in any such case, Thelma Gault may, by written notice to Guitammer (i) immediately terminate her commitment hereunder (notwithstanding anything to the contrary contained herein, Thelma Gault may suspend or terminate her commitment to make additional loans at any time where an interest or principal payment due hereunder remains unpaid for more than thirty (30) days after its due date); and/or (ii) declare the principal and interest accrued on the Note to be forthwith due and payable whereupon the same shall become forthwith due and payable and Guitammer shall be entitled to enforce the rights under the Uniform Commercial Code under applicable state law, in addition to all other rights and remedies to which she may be entitled.

B. Default of Thelma Gault.

In the event that Thelma Gault violates her obligation to make loans where Guitammer is in compliance with its obligations and such failure is uncured for a period of thirty (30) days after the due date, Guitammer may declare this Loan Agreement in default by so notifying Thelma Gault. In such case, any unvested stock options

provided for in Section 9 would be forfeited and Guitammer may terminate the provisions of the Amendment to the Manufacturing Agreement entered into simultaneously with this Loan Agreement between Guitammer and Eminence Speaker LLC.

9. **Stock Option**.

In connection with the Loan, Thelma Gault shall be granted an option to purchase up to 105 common shares of Guitammer which equal seven percent (7%) of the 1500 currently authorized common shares of Guitammer as more fully set forth in the Option Agreement attached hereto as Exhibit B.

The option shall vest and be exercisable as follows:

Shares Exercisable	Beginning of Vested/Exercise Period	End of Exercise Period
45 shares (3%)	Vested at the Effective Date of this Agreement but not exercisable until the first anniversary of the effective date	May 5, 2011
30 shares (2%)	Vested at the one (1) year anniversary of the Effective Date but not exercisable until the second anniversary of the effective date	May 5, 2011
15 shares (1%)	Vested at the two (2) year anniversary of this Agreement but not exercisable until the third anniversary of the effective date	May 5, 2011
15 shares (1%)	Vested at the three (3) year anniversary of this Agreement but not exercisable until the fourth anniversary of the effective date	May 5, 2011

Any option right not vested as of the termination of this Agreement shall immediately terminate and not be exercisable. The exercise price of the option shall be $665 per share, or $69,825, in the aggregate. In connection with the grant of the foregoing stock option, Thelma Gault hereby certifies that she is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and acknowledges that she be required to so certify again at the time of the exercise of the rights under the stock option. Thelma Gault is acquiring the option for investment (and not resale) and is aware that there are restrictions imposed on transferability and resale of the option and there will be restrictions imposed on transferability and resale of the shares issued on the exercise

of the option.

10. Termination of Agreement.

This Agreement shall terminate upon the earliest to occur of the following events.

(a) Mutual agreement of the parties;

(b) Payment in full of all principal and interest due under Loans made to Guitammer by Thelma Gault and Guitammer's written notice of its relinquishment of rights to borrow hereunder;

(c) Declaration of default by Guitammer's or Thelma Gault in accordance with Section 8.

Upon termination of the Agreement each party shall be relieved of further obligation to the other except with respect to Guitammer's obligation to repay all unpaid principal and interest due under the Loans. Thelma Gault's independent rights under the Stock Option Agreement shall remain in full force and effect unless this Agreement is terminated within three (3) years of its effective date, subject to the provisions of Section 8 B.

11. Assignment.

Guitammer agrees that Guitammer shall not assign or transfer this Agreement to any other entity without Thelma Gault's written consent.

12. Notice.

Service of all notices under this Agreement shall be sufficient if given personally or mailed to the party involved at its respective address set forth herein, or at other such an address as said party may provide in writing from time to time. Any such notice mailed to said address shall be effective when deposited in the United States mail, duly addressed and with postage prepaid.

13. Captions.

Captions are used in this Agreement for convenience only, and are not intended to be used in construction or interpretation of this Agreement.

14. **Arbitration and Attorneys' Fees.**

The parties agree that if a dispute (other than the failure of Guitammer to make payments under the Note when due) should arise under the terms of this Agreement, they shall submit the matter to arbitration. The losing party at arbitration shall pay the prevailing party's attorneys' fees.

15. **Miscellaneous.**

This Agreement together with the Note and Stock Option Agreement contains the entire agreement between Thelma Gault and Guitammer, and no modifications of this Agreement shall be effective unless in writing and executed by Thelma Gault and an authorized executive officer of Guitammer. A waiver of any default shall not be considered a waiver of any other or subsequent default.

16. **Applicable Law.**

This Agreement shall be governed by the laws of the Commonwealth of Kentucky.

17. **Remedies.**

If Guitammer ceases doing business as a going concern, or if a petition in bankruptcy, arrangement, insolvency, or reorganization is filed by or against Guitammer, the parties agree that no further draws shall be loaned from Mrs. Gault under the terms of this Agreement. Furthermore, the parties agree that Guitammer shall be deemed to be in default under the terms of this Agreement if they cease doing business as a going concern, file bankruptcy or become insolvent.

18. **Due on Sale.**

On the sale of all or substantially all of the assets of Guitammer, the principal and accrued interest on the Loan shall become due and payable.

To indicate their understanding of, and agreement to, the terms of this Agreement, the parties have executed this Agreement this 5th day of May, 2003.

Thelma Gault

Thelma Gault

THE GUITAMMER COMPANY, an Ohio Corporation

By: Mark A. Luden 5-5-2003

Mark A. Luden, President

Exhibit A

PROMISSORY NOTE

Eminence, Kentucky

May 5th, 2003

In consideration of such loans and advances ("Advances") as THELMA GAULT ("Thelma Gault"), from time to time may make in accordance with the Loan Agreement of even date ("Loan Agreement") between Thelma Gault and The Guitammer Company, an Ohio corporation ("Guitammer"), Guitammer hereby promises to pay to the order of Thelma Gault at the address of 91 Shelby Street Eminence, Kentucky, or such other address as Thelma Gault may so direct, all Advances, plus any interest thereon, then unpaid in accordance with the terms set forth below. The unpaid balance of each Advance shall bear interest from the date thereof until paid and at the rate hereinafter provided. Advances and repayments shall be reflected on Schedule A attached hereto.

Total Amount of Loan.

The unpaid principal balance hereon at any time shall not exceed EIGHT HUNDRED THOUSAND DOLLARS ($800,000.00) and shall be equal to the aggregate amount of all Advances then made less the aggregate amount of all principal payments then made.

Procedure for Advances.

Any Advances shall be conclusively presumed to have been made to and for the benefit and at the request of Guitammer when made in accordance with the written

instructions of Guitammer's authorized representatives in accordance with the Loan Agreement provisions.

Interest Rate.

Interest shall (a) accrue on the outstanding unpaid principal balance evidenced hereby, (b) be calculated daily on the basis of the actual number of days elapsed and amounts outstanding, and (c) be paid monthly in arrears commencing on June 5, 2003. Interest on all Advances made hereunder shall be computed at the rate of eight percent (8%) per year compounded daily.

Due Date.

The entire principal balance of Advances evidenced by this note shall be due and payable on or before May 6th, 2008.

Late Fees.

There shall be assessed a late payment fee of five percent (5%) of any payment due for any payment made more than five (5) business days after its due date.

Default.

If any payment due hereunder is not paid within fifteen (15) days after its due date, Guitammer shall be deemed to be in default under this Note. The holder of this note may exercise such holder's right to declare the loan evidenced hereunder in default by giving Guitammer notice of such default, and upon receipt of such notice, Guitammer shall have thirty (30) days to make all monthly interest payments then due and owing. If Guitammer fails to make all such payments then due within such thirty (30) day period, then Guitammer may cure default only by paying the entire balance of

the loan in full, including all interest within ninety (90) days after receipt of the Notice of Default.

Security.

This Note is secured by and entitled to the benefits of a security interest granted to Guitammer by Thelma Gault under the Loan Agreement.

Collection Fees.

Upon any default hereof, Guitammer further promises to pay all costs of collection and reasonable attorney's fees incurred by the holder hereof, to the extent permitted or authorized by law.

Prepayment Without Penalty.

The principal of this note may be prepaid in whole or in part at any time without penalty or premium.

Waivers.

Except as specifically set forth in the Loan Agreement, Guitammer waives presentment, demand, notice of demand, protest, notice of protest and notice of non-payment and any other notice required to be given under the law to Guitammer, in connection with the delivery, acceptance, performance, default and enforcement of this note, or the failure to act on the part of the holder or any indulgence shown by the holder, from time to time, and in one or more instances, and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of any holder shall in any way affect or impair the obligation of Guitammer or to be construed as a waiver by the holder of, or otherwise affect, any of the holder's rights under this note.

Governing Law.

This note is delivered in and shall be construed under the laws of the State of Kentucky, and any litigation in connection with, or enforcement of, this Note or any security gift or payment hereof, and Guitammer waives trial by jury and consents to and confers personal jurisdiction on the courts of the State of Kentucky, and expressly waives any objections as to venue in any such court.

Severability.

In the event of any one or more provisions of this Note shall be for any reason to be held invalid, illegal or unenforceable, in whole or in part or any respect, or in the event that any one or more of the provisions of this Note operate or would respectively operate to invalidate this Note, then in either of those events, such provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall be remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

THE GUITAMMER COMPANY

BY: Mark Luden

MARK LUDEN, PRESIDENT

SCHEDULE A

SCHEDULE OF ADVANCES/REPAYMENTS

DATE	AMOUNT OF ADVANCE OR PRINCIPAL (REPAYMENT)	PRINCIPAL BALANCE DUE
5/5/03	$367,000.00 (ADVANCE)	$367,000.00

EXHIBIT B

THE GUITAMMER COMPANY
STOCK OPTION AGREEMENT

(Nonqualified Stock Option)

THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into this 5th day of May, 2003, between The Guitammer Company, an Ohio corporation (the "Company"), and Thelma Gault, an individual resident of the State of Kentucky (the "Optionee");

WITNESSETH:

WHEREAS, Optionee is entering into a certain Loan Agreement with the Company dated of even date herewith (the "Loan Agreement") and, in connection therewith is to receive an option for the purchase of certain common shares of the Company (the "Common Shares")

WHEREAS, the Board of Directors of the Company has authorized that a nonqualified stock option to acquire the Common Shares be granted to the Optionee upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto make the following agreement, intending to be legally bound thereby:

Section 1. Plan as Controlling.

[INTENTIONALLY DELETED]

Section 2. Grant of Option.

The Company hereby grants to the Optionee an option (the "Option") to purchase 105 Common Shares, subject to the following vesting and exercise periods schedule:

Shares Exercisable	Beginning of Vested/Exercise Period	End of Exercise Period
45 shares (3%)	Vested at the Effective Date of this Agreement but not exercisable until the first anniversary of the effective date	May 5, 2011

30 shares (2%)	Vested at the one (1) year anniversary of the Effective Date but not exercisable until the second anniversary of the effective date	May 5, 2011
15 shares (1%)	Vested at the two (2) year anniversary of this Agreement but not exercisable until the third anniversary of the effective date	May 5, 2011
15 shares (1%)	Vested at the three (3) year anniversary of this Agreement but not exercisable until the fourth anniversary of the effective date	May 5, 2011

Any option rights which are not vested by the termination of the Loan Agreement, unless the Loan Agreement is terminated as a result of a default by the Company under the terms of the Loan Agreement or Note referenced therein, shall immediately terminate and not be exercisable.

Section 3. Terms and Conditions of the Option.

(a) Option Exercise Price. The purchase price (the "Option Exercise Price") to be paid by the Optionee to the Company upon the exercise of the Option shall be Six Hundred and Sixty-Five Dollars ($665.00) per Common Share.

(b) Exercise of the Option. The Optionee may exercise the Option, from time to time and at any time, as set forth in the Schedule in Section 2.

(c) Option Term. The Option shall in no event be exercisable after the expiration of May 5, 2011

(d) Method of Exercise. The Option may be exercised only by giving written notice of exercise to the Company stating the number of Common Shares subject to the Option in respect of which it is being exercised. The notice shall be given by notifying the Company at its most recent address as made available to Optionee. The Optionee shall be required, as a condition precedent to the Optionee's right to exercise the Option and at the Optionee's expense, to supply the Company with such evidence, representations and agreements as the Company may deem necessary or desirable to establish the Optionee's right to exercise the Option and the propriety of the sale of Common Shares by reason of such exercise under the Securities Act of 1933, as amended (the "Securities Act"), the securities laws of the state of residence of the Optionee or any holder of the Option, and any other laws or requirements of any

governmental authority. Without limiting the generality of the foregoing, the Option shall not be exercisable unless the sale of the Common Shares by reason of such exercise has been registered under the Securities Act and all other applicable securities laws of any jurisdiction or unless such sale is exempt from such registration requirements. The Company does not currently intend, and shall be under no obligation, to so register any or all of the Common Shares. Payment for all such Common Shares shall be made to the Company at the time the Option is exercised. After payment in full for the Common Shares purchased under the Option has been made, the Company shall take all such action as is necessary to deliver appropriate certificates evidencing the Common Shares purchased upon the exercise of the Option as promptly thereafter as is reasonably practicable, which such certificates shall contain restrictive legends required by the Securities Act or any applicable state securities laws.

(e) Acceleration of Options. In the event that, during a period beginning on the vesting date of any option hereunder and ending twelve months later, the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets of the Company or 50% or more of the outstanding capital stock of the Company by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions (each an "Acceleration Event"), then the Company shall give not less than twenty (20) business days notice to Optionee and Optionee may exercise the Option (subject to the vesting schedule in Section 2) during the period beginning on the date of such notice and ending on the day before the scheduled date of consummation of the Acceleration Event. Upon consummation of the Acceleration Event, the Option, whether or not accelerated, shall terminate and cease to be exercisable unless assumed by the successor. The grant of this Option shall not affect in any way the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets subject to the rights of the Optionee.

Section 4. Adjustments and Changes in the Common Shares Subject to the Option.

In the event of any stock dividend or other distribution (whether in the form of Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the Common Shares or other securities of the Company, or other similar extraordinary corporate transaction or event affects the Common Shares such that an adjustment is necessary in order to prevent extraordinary dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan to the Optionee, then the Committee shall proportionately adjust either or both (as necessary): (i) the number of Common Shares or other

securities of the Company (or number and kind of other securities or property) subject to the Option; and (ii) the Option Exercise Price with respect to the Option; provided that, no such adjustment shall be required to be made in connection with the mere issuance by the Company of Common Shares or other securities of the Company, or warrants, options or other rights to purchase Common Shares or other securities of the Company, in any case, which is not made in conjunction with or as part of such an extraordinary corporate transaction.

Section 5. Non-Assignability of the Option.

During the lifetime of the Optionee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee other than by will or other estate planning documents, including trusts, or the laws of descent, and any such purported assignment, alienation, pledge attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. The Option may not be exercised during the lifetime of the Optionee except by her or her guardian or legal representative.

Section 6. Exercise After Termination of Service.

[INTENTIONALLY DELETED]

Section 7. Restrictions on Transfers of Common Shares.

Anything contained in this Agreement or elsewhere to the contrary notwithstanding, the Option may not be exercised if the Committee determines that the sale of Common Shares upon exercise of the Option may violate the Securities Act, the applicable state securities laws, or any other law or requirement of any governmental authority. An appropriate restrictive legend shall be placed on certificates representing Common Shares acquired upon the exercise of the Option, unless the Committee determines, upon the advice of counsel to the Company, that such legend is not required because of the existence of an effective registration statement registering the Common Shares under the Securities Act or because all applicable federal and state legal requirements have been satisfied.

Section 8. No Rights of the Optionee as a Shareholder.

The Optionee shall have no rights as a shareholder of the Company with respect to any Common Shares covered by the Option until the date of issuance of a certificate to the Optionee evidencing such Common Shares.

Section 9. Confidentiality and Non-solicitation.

[INTENTIONALLY DELETED]

Section 10. Notices and Payments.

All payments required or permitted to be made under the provisions of this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement to the Company or to the Optionee, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), addressed as follows:

(a) If to the Company, to:

The Guitammer Company
P.O. Box 82
Westerville, OH 43086
ATTN: President

(b) If to the Optionee, to the address of the Optionee set forth at the conclusion of this Agreement.

The Company or the Optionee may, by notice given to the other in accordance with this Agreement, designate a different address for making payments required or permitted to the made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be given in accordance with this Agreement shall be deemed to have been given when placed in the U.S. Mail, addressed and mailed as provided in this Agreement.

Section 11. General Provisions.

(a) Governing Law. The rights and obligations of the Optionee and the Company under this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and performed entirely in such state (without giving effect to the conflict of laws principles thereof) in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement, and remedies provisions of the Plan and its rules and regulations, except to the extent preempted by applicable federal law.

(b) Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

(c) Severability. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible to two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

(d) Number and Gender. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

(e) Amendment of Option. The Committee may waive any conditions or its rights under the Option. The Company may not amend any other terms, or alter, suspend, discontinue, cancel or terminate the Option without the consent of the Optionee.
prospectively or retroactively; provided that, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary.

(f) Entire Agreement. This Agreement together with the Loan Agreement and Note referenced therein constitutes the entire agreement between the Company and the Optionee in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No officer, employee or other servant or agent of the Company, and no servant or agent of the Optionee, is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

(g) Rights and Remedies Cumulative. All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed at law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

(h) Duplicate Originals. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall be deemed to constitute a single instrument.

(i) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first above written.

THE GUITAMMER COMPANY

By:________________________

Mark A. Luden

Title:_______________________

OPTIONEE:

____

Thelma Gault

Address:
91 Shelby Street
Eminence, KY 40019

Social Security Number:
139-24-9471